Stock Building Supply Announces Third Quarter 2013 Results
Adjusted EBITDA of $10.4 million on Net Sales Increase of 28.4%
Raleigh, NC - October 30, 2013 - Stock Building Supply Holdings, Inc. (Nasdaq: STCK), a large, diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and repair and remodel contractors, today reported its financial results for the third quarter ended September 30, 2013.

Third Quarter Financial Highlights

•	Net sales of $328.5 million, up 28.4%, compared to $255.8 million in the prior year period

•	Adjusted EBITDA of $10.4 million, compared to $4.3 million in the prior year period

•	Net loss of $5.5 million, including $9.3 million of initial public offering ("IPO") transaction-related costs, compared to net income of $0.04 million in the prior year period

•	Completed its IPO on August 14, 2013, yielding approximately $46.8 million of proceeds that were used to repay borrowings under the Company's revolver

•
Cash provided by operating activities of $4.2 million, including the payment of $9.3 million of IPO transaction-related costs, compared to cash used in operating activities of $5.4 million in the prior year period

•	Improved liquidity to approximately $92.0 million

"In the third quarter, our business performance continued its positive trend of strong revenue growth and increases in Adjusted EBITDA.  Additionally we completed our transition to a public company with a successful IPO on August 14th which helped improve our liquidity and strengthen our balance sheet," stated Jeff Rea, Chief Executive Officer of Stock Building Supply. "We believe our growth rate continues to outperform our industry benchmarks as revenues from new single-family construction increased approximately 31%, while repair and remodel revenues increased 28% compared to third quarter 2012."

Commenting on the third quarter results, Jim Major, Executive Vice President and Chief Financial Officer, added, "Our third quarter performance reflects significant improvements in our operating results and capital structure.  We once again leveraged our cost structure to reduce selling, general and administrative expenses as a percentage of net sales to 20.4% in the third quarter of 2013, compared to 21.9% in the third quarter of 2012.  The completion of our IPO in August combined with effective working capital management resulted in total debt, net of cash and cash equivalents, at September 30, 2013 of $57.2 million as compared to $116.6 million at the beginning of the quarter.  We believe our current capital structure will allow us to make the required investments in our business to support our anticipated future growth."

Third Quarter 2013 Financial Results Compared to Prior Year Period
Net sales for the third quarter of 2013 totaled $328.5 million, up $72.7 million, or 28.4%, compared to $255.8 million in the third quarter of 2012. We estimate our net sales increased 23.4% related to increased volume and 5.0% due to increased selling prices. The increase in sales volume was primarily driven by increased single-family housing starts and increased demand arising from higher repair and remodel activity.

Gross profit in the third quarter of 2013 was $75.4 million, up $16.9 million, or 28.8%, compared to $58.5 million in the third quarter of 2012, primarily as a result of increased sales volumes. The gross margin percentage of 22.9% was unchanged compared to the prior year period.

Selling, general and administrative ("SG&A") expenses during the third quarter of 2013 were $66.9 million, up $10.9 million, or 19.6%, from $56.0 million in the third quarter of 2012. This increase was primarily driven by variable costs to serve higher sales volumes, such as sales commissions, shipping and handling costs and other variable compensation, which increased by $5.8 million. Other increases in SG&A related to incremental expenses from acquired operations and other strategic investments to better serve our customers and support the growth of our business.

Operating loss in the third quarter of 2013 was $2.9 million, compared to operating income of $0.2 million in the third quarter of 2012. Net loss during the quarter totaled $5.5 million, or ($0.30) per diluted share, compared to net income of $0.04 million, or ($0.08) per diluted share, in the third quarter of 2012. During the three months ended September 30, 2013, the Company's operating loss and net loss were impacted by $9.3 million of IPO transaction-related costs, which included a $9.0 million fee for terminating our management services agreement with The Gores Group, LLC ("Gores"). Approximately $9.2 million of the IPO transaction-related costs were not deductible for tax purposes and this was one of the factors that resulted in an effective tax rate from continuing operations of (55.0)% for the third quarter of 2013.

Adjusted EBITDA in the third quarter of 2013 totaled $10.4 million, up $6.1 million, compared to $4.3 million in the third quarter of 2012. Adjusted income from continuing operations for the third quarter of 2013 increased $3.8 million to $4.2 million, compared to $0.4 million in the third quarter of 2012. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Total liquidity as of September 30, 2013 was approximately $92.0 million, which includes cash and cash equivalents of $10.5 million and $81.5 million of borrowing availability under our existing revolver. Borrowings under the revolver decreased during the third quarter of 2013, primarily related to $46.8 million in IPO proceeds used to pay down the existing balance.

Outlook
Concluding, Mr. Rea said, "While we expect the normal seasonal and weather related slow-down in our business as we enter the winter months, we believe macroeconomic trends remain favorable for year-over-year improvement in our core markets. With the short- and mid-term objective of accelerating both our revenue growth and profitability, we plan to continue to invest in our strategic initiatives to better serve our core customers, expand our capacity and increase our operating capabilities."

Conference Call
Stock Building Supply will host a conference call on Wednesday, October 30, 2013 at 8:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-407-0784 (U.S.) and 201-689-8560 (international). A replay of the call will be available through November 5th. To access the replay, please dial 877-870-5176 (U.S.) and 858-384-5517 (international) and refer to pass code 10000618. The live webcast and archived replay can also be accessed on the Company's investor relations website at ir.stocksupply.com. The online archive of the webcast will be available for approximately 90 days.

About Stock Building Supply
Stock Building Supply operates in 20 metropolitan areas in 13 states primarily in the South and West regions of the United States (as defined by the U.S. Census Bureau). Today, we serve our customers from 66 strategically located facilities. We offer over 39,000 products including lumber and lumber sheet goods, millwork, doors, flooring, windows, structural components, engineered wood products, trusses, wall panels and other exterior products. Our customer base includes production homebuilders, custom homebuilders and repair and remodel contractors.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA and Adjusted income (loss) from continuing operations, which are non-GAAP financial measures within the meaning of applicable Securities and Exchange Commission rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted income (loss) from continuing operations under generally accepted accounting principles and for a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.”

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These risks include, but are not limited to, the following: (i) the state of the homebuilding industry and repair and remodel activity; (ii) seasonality and cyclicality of the building products supply and services industry; (iii) competitive industry pressures and competitive pricing pressure from our customers; (iv) inflation or deflation of commodity prices; (v) litigation or warranty claims relating to our products and services; (vi) our ability to maintain profitability; (vii) our ability to attract and retain key employees and (vii) product shortages and relationships with key suppliers. Further information regarding factors that could impact our financial and other results can be found in the Risk Factors section of our Prospectus dated August 8, 2013 filed with the Securities and Exchange Commission. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
Stock Building Supply Holdings, Inc.
Mark Necaise

or

Solebury Communications Group LLC
Richard Zubek
(919) 431-1133

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands of dollars, except share and per share amounts)	2013	2012	2013	2012
Net sales	$328,468	$255,833	$891,847	$690,264
Cost of goods sold	253,087	197,317	691,166	533,263
Gross profit	75,381	58,516	200,681	157,001
Selling, general and administrative expenses	66,931	55,962	188,458	163,567
Depreciation expense	1,456	1,803	4,716	5,902
Amortization expense	563	364	1,672	1,093
IPO transaction-related costs	9,322	—	10,008	—
Restructuring expense	31	145	130	166
	78,303	58,274	204,984	170,728
Income (loss) from operations	(2,922)	242	(4,303)	(13,727)
Other income, net
Interest expense	(892)	(1,022)	(3,150)	(3,070)
Other income, net	200	137	596	36
Loss from continuing operations before income taxes	(3,614)	(643)	(6,857)	(16,761)
Income tax benefit (expense)	(1,989)	394	(1,076)	5,950
Loss from continuing operations	(5,603)	(249)	(7,933)	(10,811)
Income from discontinued operations, net of tax provision of ($54), ($168), ($237) and ($25), respectively	90	289	341	48
Net income (loss)	(5,513)	40	(7,592)	(10,763)
Redeemable Class B Senior Preferred stock deemed dividend	(363)	(1,144)	(1,836)	(3,366)
Accretion of beneficial conversion feature on Convertible Class C Preferred stock	—	—	—	(5,000)
Loss attributable to common stockholders	$(5,876)	$(1,104)	$(9,428)	$(19,129)
Weighted average common shares outstanding, basic and diluted	19,813,209	13,361,512	15,718,667	13,079,851
Basic and diluted income (loss) per share
Loss from continuing operations	$(0.30)	$(0.10)	$(0.62)	$(1.46)
Income from discontinued operations	—	0.02	0.02	—
Net loss per share	$(0.30)	$(0.08)	$(0.60)	$(1.46)

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2013	December 31, 2012
(in thousands of dollars, except share and per share amounts)		(as restated)
Assets
Current assets
Cash and cash equivalents	$10,526	$2,691
Restricted assets	567	3,821
Accounts receivable, net	125,413	90,297
Inventories, net	95,043	73,918
Costs in excess of billings on uncompleted contracts	9,059	5,176
Assets held for sale	2,795	6,198
Prepaid expenses and other current assets	8,902	8,682
Deferred income taxes	5,952	3,562
Total current assets	258,257	194,345
Property and equipment, net of accumulated depreciation	52,880	55,076
Intangible assets, net of accumulated amortization	25,353	25,865
Goodwill	7,186	6,511
Restricted assets	2,233	2,202
Other assets	2,160	2,013
Total assets	$348,069	$286,012
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$87,954	$74,231
Accrued expenses and other liabilities	34,459	25,277
Revolving line of credit	—	72,218
Income taxes payable	6,100	2,939
Current portion of restructuring reserve	1,572	1,513
Current portion of capital lease obligation	1,343	1,329
Billings in excess of costs on uncompleted contracts	2,877	1,239
Total current liabilities	134,305	178,746
Revolving line of credit	60,073	—
Long-term portion of capital lease obligation	6,265	5,635
Deferred income taxes	15,650	16,983
Other long-term liabilities	7,528	9,007
Total liabilities	223,821	210,371
Commitments and contingencies
Redeemable Class A Junior Preferred stock, $.01 par value, 10,000 shares authorized and issued, 0 and 5,100 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Redeemable Class B Senior Preferred stock, $.01 par value, 500,000 shares authorized, 75,000 shares issued, 0 and 36,388 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	36,477
Convertible Class C Preferred stock, $.01 par value, 5,000 shares authorized and issued, 0 and 5,000 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	5,000
Stockholders' equity
Class A common stock, $.01 par value, 22,725,500 shares authorized and issued, 0 and 11,590,005 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	116
Class B common stock, $.01 par value, 3,246,500 shares authorized, 2,870,712 shares issued, 0 and 2,870,712 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	29
Common stock, $.01 par value, 300,000,000 shares authorized, 26,107,231 and 0 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	261	—
Additional paid-in capital	144,094	46,534
Retained deficit	(20,107)	(12,515)
Total stockholders' equity	124,248	34,164
Total liabilities and stockholders' equity	$348,069	$286,012

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands of dollars)	2013	2012
Cash flows from operating activities
Net loss	$(7,592)	$(10,763)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	7,389	7,865
Amortization of intangible assets	1,672	1,093
Amortization of debt issuance costs	465	685
Change in deferred income taxes	(3,723)	(3,196)
Noncash stock compensation expense	573	1,069
Impairment of assets held for sale	—	101
Gain on sale of property, equipment and real estate held for sale	(270)	(567)
Bad debt expense	1,316	1,435
Change in assets and liabilities
Accounts receivable	(35,401)	(34,319)
Inventories, net	(20,598)	(30,622)
Accounts payable	14,735	25,761
Other assets and liabilities	6,904	16,774
Net cash used in operating activities	(34,530)	(24,684)
Cash flows from investing activities
Change in restricted assets	3,223	3,458
Purchase of business	(2,373)	—
Proceeds from sale of property, equipment and real estate held for sale	3,070	922
Purchases of property and equipment	(2,574)	(2,382)
Net cash provided by investing activities	1,346	1,998
Cash flows from financing activities
Proceeds from revolving line of credit	961,160	753,580
Repayments of proceeds from revolving line of credit	(973,305)	(726,120)
Proceeds from issuance of common stock, net of offering costs	55,821	—
Other financing activities	(2,657)	(1,277)
Net cash provided by financing activities	41,019	26,183
Net increase in cash and cash equivalents	7,835	3,497
Cash and cash equivalents
Beginning of period	2,691	4,957
End of period	$10,526	$8,454

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three months ended September 30, 2013		Three months ended September 30, 2012
(in thousands of dollars)	Sales	% of Sales	Sales	% of Sales	% Change
Structural components	$46,335	14.1%	$28,978	11.3%	59.9%
Millwork & other interior products	58,215	17.7%	47,956	18.7%	21.4%
Lumber & lumber sheet goods	114,147	34.8%	91,394	35.7%	24.9%
Windows & other exterior products	71,463	21.8%	54,803	21.4%	30.4%
Other building products & services	38,308	11.6%	32,702	12.9%	17.1%
Total sales	$328,468	100.0%	$255,833	100.0%	28.4%

	Nine months ended September 30, 2013		Nine months ended September 30, 2012
(in thousands of dollars)	Sales	% of Sales	Sales	% of Sales	% Change
Structural components	$117,367	13.2%	$77,818	11.3%	50.8%
Millwork & other interior products	161,213	18.1%	130,793	18.9%	23.3%
Lumber & lumber sheet goods	329,744	37.0%	240,884	34.9%	36.9%
Windows & other exterior products	182,062	20.4%	150,335	21.8%	21.1%
Other building products & services	101,461	11.3%	90,434	13.1%	12.2%
Total sales	$891,847	100.0%	$690,264	100.0%	29.2%

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

EBITDA is defined as net income (loss) before interest, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus discontinued operations, net of taxes, restructuring expense, IPO transaction-related costs, management fees, non-cash compensation expense, acquisition costs, severance and other expenses related to store closures and business optimization and other expense resulting from the reduction of a tax indemnification asset. Adjusted income (loss) from continuing operations is defined as net income as adjusted for the same items deducted from EBITDA in calculating Adjusted EBITDA, and after tax effecting those items. Adjusted EBITDA and Adjusted income (loss) from continuing operations are intended as supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We believe that Adjusted EBITDA and Adjusted income (loss) from continuing operations provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Our management uses Adjusted EBITDA to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and our board of directors. We believe that the use of Adjusted EBITDA and Adjusted income (loss) from continuing operations provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, our calculation of Adjusted EBITDA and Adjusted income (loss) from continuing operations are not necessarily comparable to similarly titled measures reported by other companies. Our management does not consider Adjusted EBITDA or Adjusted income (loss) from continuing operations in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (ii) Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt; (iii) Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes; (iv) Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditure or contractual commitments and (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements. In order to compensate for these limitations, management presents Adjusted EBITDA in conjunction with GAAP results. You should review the reconciliation of net income (loss) to Adjusted EBITDA and to Adjusted income (loss) from continuing operations below, and should not rely on any single financial measure to evaluate our business.

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA.

	Three months ended September 30,		Nine months ended September 30,
(in thousands of dollars)	2013	2012	2013	2012
Net income (loss), as reported	$(5,513)	$40	$(7,592)	$(10,763)
Interest expense	892	1,022	3,150	3,070
Income tax expense (benefit)	1,989	(394)	1,076	(5,950)
Depreciation and amortization	3,032	2,778	9,058	8,839
EBITDA	$400	$3,446	$5,692	$(4,804)
Discontinued operations, net of taxes	(90)	(289)	(341)	(48)
IPO transaction-related costs	9,322	—	10,008	—
Restructuring expense	31	145	130	166
Management fees (a)	239	330	1,205	1,097
Non-cash compensation expense	309	389	573	1,069
Acquisition costs (b)	—	—	257	46
Severance and other expenses related to store closures and business optimization (c)	229	231	721	1,035
Reduction of tax indemnification asset (d)	—	—	—	347
Adjusted EBITDA	$10,440	$4,252	$18,245	$(1,092)

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income (loss) to Adjusted income (loss) from continuing operations.

	Three months ended September 30,		Nine months ended September 30,
(in thousands of dollars)	2013	2012	2013	2012
Net income (loss), as reported	$(5,513)	$40	$(7,592)	$(10,763)
Discontinued operations, net of taxes	(90)	(289)	(341)	(48)
IPO transaction-related costs	9,322	—	10,008	—
Restructuring expense	31	145	130	166
Management fees (a)	239	330	1,205	1,097
Non-cash compensation expense	309	389	573	1,069
Acquisition costs (b)	—	—	257	46
Severance and other expenses related to store closures and business optimization (c)	229	231	721	1,035
Reduction of tax indemnification asset (d)	—	—	—	347
Tax effect of adjustments to continuing operations (e)	(297)	(412)	(1,218)	(1,323)
Adjusted income (loss) from continuing operations	$4,230	$434	$3,743	$(8,374)

(a)	Represents the expense for management services provided by Gores and its affiliates.

(b)
Represents $0.2 million and $0.1 million related to the acquisitions of (i) Chesapeake Structural Systems, Inc., Creative Wood Products, LLC and Chestruc, LLC and (ii) Total Building Services Group, LLC, respectively, for the nine months ended September 30, 2013.

(c)
Represents (i) $0.0 million, $0.0 million, $0.2 million and $0.3 million of severance expense for the three months ended September 30, 2013 and 2012 and the nine months ended September 30, 2013 and 2012, respectively, and (ii) $0.2 million, $0.2 million, $0.5 million and $0.7 million related to closed locations, consisting of post-closure expenses for the three months ended September 30, 2013 and 2012 and the nine months ended September 30, 2013 and 2012, respectively.

(d)
Includes $0.3 million of expense related to the reduction of a tax indemnification asset, with a corresponding increase in income tax benefit, for the nine months ended September 30, 2012. This indemnification asset corresponds to the long-term liability related to uncertain tax positions for which Wolseley plc had indemnified the Company, which was reduced upon the expiration of the statute of limitations for certain tax periods.

(e)
The tax effect of adjustments to continuing operations, excluding approximately $9.2 million of non-deductible IPO transaction-related costs, was based on the respective transactions' income tax rate, which was 33.2%, 37.7%, 33.3% and 35.2% for the three months ended September 30, 2013 and 2012 and the nine months ended September 30, 2013 and 2012, respectively.